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                                                                  EXHIBIT 99.11

                               VOTING AGREEMENT

      THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of June 29, 1998, by and between Liberty Mutual Insurance Company, a Massachusetts mutual insurance company ("Liberty"), Summit Holding Southeast, Inc., a Florida corporation ("Summit"), and the undersigned (the "Shareholder").

      WHEREAS, the Shareholder desires that Liberty, Space Mountain Acquisition Corp., a wholly owned subsidiary of Liberty ("Acquisition Sub"), and Summit enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of Acquisition Sub with and into Summit (the "Merger"); and

      WHEREAS, the Shareholder is executing this Agreement as an inducement to Liberty to enter into and execute, and to cause Acquisition Sub to enter into and execute, the Merger Agreement;

      NOW, THEREFORE, in consideration of the execution and delivery by Liberty and Acquisition Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

      1. Representations and Warranties. The Shareholder represents and warrants to Liberty as follows:

      (a) The Shareholder is the record and beneficial owner of the number of shares of common stock, $.01 par value per share, of Summit ("Summit Stock") set forth below such Shareholder's name on the signature page hereof, which number includes, without limitation, all shares of Summit Stock issuable to Shareholder pursuant to options that have been granted to Shareholder pursuant to the Summit Holding Southeast, Inc. 1996 Long-Term Incentive Plan. As set forth below the Shareholder's name on the signature page hereof, (i) certain of the shares of Summit Stock that are beneficially owned by the Shareholder are subject to this Agreement (the "Shareholder's Shares"), and (ii) certain of the shares of Summit Stock that are beneficially owned by the Shareholder are not subject to this Agreement (the "Excluded Shares"). Except for the Shareholder's Shares and the Excluded Shares, the Shareholder is not the record or beneficial owner of any shares of Summit Stock and holds no warrants, options or other rights to acquire Summit Stock. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.

      (b) Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement

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or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Shares are subject. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Shares.

      (c) The Shareholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

      (d) The Shareholder understands and acknowledges that Liberty is entering into, and causing Acquisition Sub to enter into, the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by Liberty and Acquisition Sub.

      2. Voting Agreements. The Shareholder agrees with, and covenants to, Liberty as follows:

      (a) At any meeting of shareholders of Summit called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders' Meeting"), the Shareholder shall vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by Summit of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to less than $33.00 per share or otherwise to impair materially and adversely the Shareholder's rights or increase the Shareholder's obligations thereunder.

      (b) At any meeting of shareholders of Summit or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) such Shareholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Summit or (ii) any amendment of Summit's Articles of Incorporation or Bylaws or other proposal or transaction involving Summit or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").


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      3. Transfers.

      (a) The Shareholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shareholder's Shares or any interest therein, except pursuant to the Merger;
(ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein,
(iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement, or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, that the Shareholder may transfer (as defined above) any of the Shareholder's Shares to any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to the Shareholders' Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of the "Shareholder" hereunder.

      (b) Nothing in this Agreement shall affect the Shareholder's economic or financial interest in the Shareholder's Shares and, without limiting the foregoing, the parties acknowledge and agree that, in the event that the Merger or any Competing Transaction is consummated, the Shareholder shall be entitled to any and all consideration in exchange for the Shareholder's Shares.

      4. Grant of Irrevocable Proxy; Appointment of Proxy.

      (a) The Shareholder hereby irrevocably grants to and appoints J. Paul Condrin III, Chief Financial Officer of Liberty, Geoffrey E. Hunt, Vice President and Director of Corporate Finance, and Laurance H. S. Yahia, Vice President and Associate General Counsel of Liberty, in their respective capacities as officers of Liberty, and any individual who shall hereafter succeed to any such office of Liberty, and each of them individually, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Shareholder's Shares, or grant a consent or approval in respect of such Shares (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to less than $33.00 per share or otherwise to impair materially and adversely the Shareholder's rights or increase the Shareholder's obligations thereunder, and (ii) against any Competing Transaction.

      (b) The Shareholder represents that any proxies heretofore given in respect of the Shareholder's shares are not irrevocable, and that any such proxies are hereby revoked.

      (c) The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and


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may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 607.0722 of the 1989 Florida Business Corporation Act.

      5. Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Shareholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Summit affecting the Summit Stock, or the acquisition of additional shares of Summit Stock or other voting securities of Summit by any Shareholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Summit Stock or other voting securities of Summit issued to or acquired by the Shareholder.

      6. Legends. The Shareholder agrees that the Shareholder will tender to Summit, within five business days after the date hereof, any and all certificates representing such Shareholder's Shares and Summit will inscribe upon such certificates the following legend: "The shares of Common Stock, $.01 par value per share, of Summit Southeast Holding, Inc. represented by this certificate are subject to a Voting Agreement dated as of June 29, 1998, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Voting Agreement may be obtained at the principal executive offices of Summit Holding Southeast, Inc."

      7. Further Assurances. The Shareholder shall, upon the request and at the expense of Liberty, execute and deliver any additional documents and take such further actions as Liberty may reasonably deem necessary or appropriate to carry out the provisions hereof and to vest the power to vote such Shareholder's Shares in the irrevocable proxies as described in Section 4.

      8. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of: (a) the Effective Time of the Merger or the date upon which any other merger, share exchange, consolidation, recapitalization, significant asset sale or similar business combination of Summit is consummated; (b) the date upon which the Merger Agreement is terminated in accordance with either Section 8(a)(i), 8(a)(ii)(A), 8(a)(ii)(B) or 8(a)(ii)(C) thereof, provided, however, that if the Merger Agreement is terminated in accordance with such Section 8(a)(ii)(A) following the communication, public proposal, public disclosure or communication of an Acquisition Proposal (as defined in the Merger Agreement) to Summit (or the public disclosure or communication to Summit of the willingness of any Person to make an Acquisition Proposal), then clause (c) of this Section 8, rather than this clause (b), shall apply; or (c) if an Acquisition Proposal (as defined in the Merger Agreement) is commenced on or before December 31, 1998, at close of business on December 31, 1999.


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      9. Miscellaneous.

      (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

      (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given and effective if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Liberty, to the address provided in the Merger Agreement; and (ii) if to the Shareholder; to his address shown below his signature on the last page hereof.

      (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

      (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

      (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 3. Any assignment in violation of the foregoing shall be void.

      (h) The Shareholder agrees that irreparable damage would occur and that Liberty would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Liberty shall be entitled to an injunction or injunctions to prevent breaches by the Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Florida or in Florida state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any federal court located in the State of Florida or any Florida state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not


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bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal court sitting in the State of Florida or a Florida state court.

      (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

      (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.



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      IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Voting Agreement as of the day and year first above written.

                                    LIBERTY MUTUAL INSURANCE COMPANY


                                    By:    /s/ Geoffrey E. Hunt
                                           --------------------------
                                    Name:  Geoffrey E. Hunt
                                    Title: Vice President


                                    SUMMIT HOLDING SOUTHEAST, INC.


                                    By:    /s/ William B. Bull
                                           --------------------------
                                    Name:  William B. Bull
                                    Title: President


                                    SHAREHOLDER


                                    /s/ John A. Gray
                                    ---------------------------------
                                    Printed Name:  John A. Gray

                                    Address:





                                    Number of Shares
                                    Beneficially Owned That are
                                    Subject to this Agreement: 43,405

                                    Number of Shares Beneficially
                                    Owned That are Not Subject to this
                                    Agreement: 0

                                    Total Number of Shares
                                    Beneficially Owned:  43,405


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